UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                           SCHEDULE 13D


            Under the Securities Exchange Act of 1934
                        (Amendment No. 7)


                          AmerAlia, Inc.
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                         (Name of Issuer)

                           Common Stock
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                  (Title of Class of Securities)

                            023559-26
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                          (CUSIP Number)

            Jacqueline Badger Mars, 6885 Elm Street,
            McLean, Virginia 22101-3883 (703) 821-4900
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    (Name, Address and Telephone Number of Person Authorized
              to Receive Notices and Communications)

                        September 3, 1997
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     (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this
Schedule 13D, and is filing this schedule because of Rule
13d-1(b)(3) or (4), check the following box |_|.

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D

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CUSIP No.    023559-26                         Page   2   of   4   Pages
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1     NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON (Entities Only) Jacqueline Badger Mars, as Trustee of the Jacqueline Badger Mars Trust dated February 5, 1975, as amended (formerly the Jacqueline Mars Vogel Trust)
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2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP          (a)  |_|
      (See Instructions)                                        (b)  |_|

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3     SEC USE ONLY
      (See Instructions)

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4     SOURCE OF FUNDS
      PF
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5     CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
      ITEMS 2(d) or 2(e)                                             |_|
      Not applicable
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6     CITIZENSHIP OR PLACE OF ORGANIZATION
      U.S.A.
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                  7    SOLE VOTING POWER
                       666,666 shares of Series A Convertible
                       Preferred Stock; 25,000 shares of Series B
   NUMBER OF           Convertible Preferred Stock; 1,760 shares of
                       Series D Convertible Preferred Stock and
    SHARES             492,244 shares of Common Stock.
                 ----------------------------------------------------------
  BENEFICIALLY    8    SHARED VOTING POWER
                       Not applicable
    OWNED BY
                 ----------------------------------------------------------
      EACH        9    SOLE DISPOSITIVE POWER
                       666,666 shares of Series A Convertible
   REPORTING           Preferred Stock; 25,000 shares of Series B
                       Convertible Preferred Stock; 1,760 shares of
     PERSON            Series D Convertible Preferred Stock and
                       492,244 shares of Common Stock.
      WITH       ----------------------------------------------------------
                  10   SHARED DISPOSITIVE POWER
                       Not applicable

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11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      666,666 shares of Series A Convertible Preferred Stock;
      25,000 shares of Series B Convertible Preferred Stock; 1,760 shares of Series D Convertible Preferred Stock and 492,244 shares of Common Stock.
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12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
      SHARES (See Instructions)
      Not applicable
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13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
      100% of Series A Convertible Preferred Stock (10.83% of
      Common Stock if fully converted); 49.02% of Series B Convertible Preferred Stock (2.03% of Common Stock if fully converted); 95.65% of Series D Convertible Preferred Stock (28.59% of Common Stock if fully converted); and 14.67% of Common Stock.
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14    TYPE OF REPORTING PERSON (See Instructions)
      00
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


Item 1. Security and Issuer

           Common Stock. The names and titles of the principal executive officers of the issuer of such securities are as follows:

Bill H. Gunn              Chairman of the Board, President
                          and Chief Executive Officer

Robert van Mourik         Executive Vice President, Chief
                          Financial Officer, Secretary and Treasurer

Marvin H. Hudson          Vice President, Investor Relations


           All of the individuals named above have their principal office at AmerAlia, Inc., 1155 Kelly Johnson Blvd. #111, Colorado
Springs, Colorado 80902.

Item 2. Identity and Background

         a. Jacqueline Badger Mars, as trustee of the Jacqueline
            Badger Mars Trust Dated February 5, 1975, as amended
            (formerly the Jacqueline Mars Vogel Trust)

         b. 6885 Elm Street, McLean, Virginia  22101-3883

         c. Mars, Inc.
            6885 Elm Street
            McLean, Virginia  22101-3883

         d. Such reporting person has not been convicted in a criminal proceeding during the last five years.

         e. Such reporting person has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction during the last five years that resulted in a finding of violation of any federal or state securities laws and was or is not subject to any judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, any such laws.

         f. United States of America

Item 3. Source and Amount of Funds or Other Consideration

           The reporting person acquired the Common Stock as dividends paid on shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series D Convertible Preferred Stock beneficially owned by the reporting person.

Item 4. Purpose of Transaction

           The purpose of the acquisition of securities of the issuer by the reporting person is for investment purposes only and the reporting person does not have any plans or proposals with respect to such securities as enumerated in paragraphs (a) through (j) of Item 4.

Item 5. Interest in Securities of the Issuer

         a. As of the date of this statement, the reporting person beneficially owns
            492,244 shares of Common Stock of the
            issuer, which represents 14.67% of the
            outstanding shares in that class.

         b. The reporting person holds the sole power to vote and the sole power to dispose of the reporting person's 492,244 shares of Common
            Stock.

         c. None, except as described herein.

         d. No response required.

         e. Not applicable.

Item 6 Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

         Not applicable.

Item 7. Material to Be Filed as Exhibits

         Not applicable.

Signature

                After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.



  September 3, 1997               /s/ Jacqueline Badger Mars
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                              Jacqueline Badger Mars, as Trustee